Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces Third Quarter 2012 Financial Results

RESEARCH TRIANGLE PARK, N.C. (November 8, 2012) - Tranzyme Pharma (NASDAQ: TZYM), a biopharmaceutical company focused on discovering, developing and commercializing novel, first-in-class small molecule therapeutics for the treatment of gastrointestinal (GI) motility disorders, today announced its financial results and business update for the third quarter ended September 30, 2012.

“We are pleased to announce that patient dosing is complete in our first 12-week Phase 2b trial evaluating TZP-102 for diabetic gastroparesis, and we look forward to announcing top-line results by the end of the year,” said Vipin K. Garg, Ph.D., President and CEO of Tranzyme. “In addition, enrollment is ongoing in DIGEST, our second 12-week Phase 2b trial evaluating dosing before meals in this same patient population, and we anticipate announcing top-line results for this trial in the first half of 2013. With no safe and effective treatments currently available for this condition, we remain steadfast in our commitment to improve the lives of the millions of gastroparesis sufferers worldwide.”

Select Third Quarter 2012 Financial Results

Total revenue for the third quarter of 2012 was $1.8 million compared to $2.6 million in the same period last year. The decrease in revenue was primarily due to changes in the amortization period for deferred revenue from the upfront licensing fee received from our collaboration with Bristol-Myers Squibb Company. Research and development expenses were $3.8 million in the third quarter 2012 as compared to $7.0 million for the same period in 2011. The decrease was primarily due to a decrease in expenses incurred for Phase 3 clinical trials and registration efforts for ulimorelin. General and administrative expenses were $1.6 million in the third quarter of 2012 versus $1.7 million in the same period last year, reflecting decreased expenses relating to pre-commercialization market research activities.

The Company reported a consolidated net loss of $4.0 million in the third quarter of 2012 compared to a net loss of $6.4 million in the same period of 2011. Cash and cash equivalents at September 30, 2012 were approximately $40.8 million.

Conference Call Details

The Company will host a conference call on Friday, November 9, 2012 at 8:30 am ET to discuss its third quarter 2012 financial results. To participate in the live call, please dial (877) 670-9784 (U.S. and Canada) or (970) 315-0430 (international), five to ten minutes prior to the start of the call. A live audio webcast will also be available in the “Investors” section of the Tranzyme Pharma website, www.tranzyme.com.

A replay of the conference call will be available from November 9, 2012 at 11:30 am ET through November 16, 2012. Investors may listen to the replay by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), with the passcode 39767587. The webcast will also be archived for on-demand listening for 30 days at www.tranzyme.com.

About Tranzyme Pharma

Tranzyme Pharma is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics for the treatment of upper gastrointestinal (GI) motility disorders. While approximately 40 percent of people in the U.S. are affected by these persistent and recurring conditions which disrupt the normal movement of food throughout the GI tract, there are a limited number of safe and effective treatment options. Tranzyme is developing TZP-102, an oral ghrelin agonist for treating the symptoms associated with chronic upper GI motility disorders. Dosing is complete in our first multinational Phase 2b trial evaluating TZP-102 given once daily in diabetic patients with gastroparesis; top-line data are expected by year-end 2012. In addition, enrollment is ongoing in DIGEST, a second Phase 2b trial evaluating TZP-102 given prior to meals in diabetic patients with gastroparesis; top-line data for this study are expected in the first half of 2013. By leveraging its proprietary drug discovery technology, MATCH™, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical needs.

Further information about Tranzyme Pharma can be found on the Company's web site at www.tranzyme.com.

Forward-Looking Statements

Statements in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including the expected timing of the availability of data from our Phase 2b clinical trials of TZP-102, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to enrollment and successful completion of our trials, risk of unforeseen side effects, risks related to our collaborations and risks related to regulatory approval of new drug candidates. Further information on these and other factors that could affect the company's financial results is contained in our public filings with the Securities and Exchange Commission (SEC) from time to time, including our Form 10-Q for the quarter ended June 30, 2012 which was filed with the SEC on August 10, 2012, and subsequent filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Licensing and royalty revenue	$1,230	$1,740	$4,013	$5,511
Research revenue	589	906	2,825	2,445
Total revenue	1,819	2,646	6,838	7,956
Operating expenses:
Research and development	3,822	6,975	17,497	17,157
General and administrative	1,568	1,659	5,396	3,915
Total operating expenses	5,390	8,634	22,893	21,072
Operating loss	(3,571)	(5,988)	(16,055)	(13,116)
Interest expense, net	(882)	(393)	(1,938)	(1,212)
Other income (expense), net	503	(33)	14	142
Net income (loss)	$(3,950)	$(6,414)	$(17,979)	$(14,186)
Net loss per share-basic and diluted	$(0.16)	$(0.26)	$(0.73)	$(0.89)
Shares used to compute net loss per share-basic and diluted	25,035,381	24,558,845	24,749,299	15,974,316

Other comprehensive income (loss):
Net loss	$(3,950)	$(6,414)	$(17,979)	$(14,186)
Foreign currency translation adjustment	83	(42)	41	(29)
Comprehensive income (loss)	$(3,867)	$(6,456)	$(17,938)	$(14,215)

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$40,774	$40,930
Accounts receivable, net	1,147	656
Investment tax credits receivable	475	838
Prepaid expenses and other assets	610	1,116
Total current assets	43,006	43,540
Investment tax credits receivable	275	—
Furniture, fixtures and equipment, net	1,029	1,171
Total assets	$44,310	$44,711
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,139	$1,971
Accrued liabilities	1,891	1,549
Current portion of deferred revenue	1,722	5,574
Current portion of notes payable	3,903	238
Total current liabilities	9,655	9,332
Notes payable, less current portion	15,696	10,734
Other long-term liabilities	144	163
Total liabilities	25,495	20,229
Total stockholders' equity	18,815	24,482
Total liabilities and stockholders' equity	$44,310	$44,711

Corporate Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com

Investor Inquiries:
David Carey
Lazar Partners, Ltd.
(212) 867-1768
dcarey@lazarpartners.com